UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2021

BM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 350

Wayne, PA 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 327-9515

Megalith Financial Acquisition Corp.

535 5th Avenue, 29th Floor

New York, NY 10017

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BMTX	NYSE American LLC
Warrants to purchase Class A Common Stock	BMTX.W	NYSE American LLC

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On April 23, 2021, the Audit Committee (the “Audit Committee”) of the Board of Directors of BM Technologies, Inc. (formerly known as Megalith Financial Acquisition Corp.) (the “Company”), approved the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2021, effective upon the signing of the engagement letter on April 29, 2021. On April 27, 2021 the Company dismissed WithumSmith+Brown, PC (“Withum”) as the Company's independent registered public accounting firm.

The reports of Withum on the Company's consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2020 and 2019, and through April 27, 2021, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Withum would have caused Withum to make reference thereto in its reports on the consolidated financial statements for such years.

There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2020 and 2019, or in the subsequent period through April 27, 2021.

Notwithstanding the foregoing, the Company is studying the effects of recent pronouncements of the Staff of the U.S. Securities and Exchange Commission (the “SEC”) regarding accounting treatment of public and private warrants issued by special purpose acquisition companies that ultimately could result in a restatement of the Company’s financial statements for the years ended December 31, 2020 and December 31, 2019. No determination has been made by the Company at this time that its prior statements cannot be relied upon nor has Withum determined at this time that its prior audit opinions should not be relied upon. Either of those events, however, could occur depending upon the outcome of the analysis currently being undertaken by the Company. Should either of those events occur, appropriate disclosure will be made at that time.

The Company provided Withum with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that Withum furnish the Company with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Withum agrees with the statements related to them made by the Company in this report.

A copy of Withum’s letter to the SEC dated April 29, 2021 is filed as Exhibit 16.1 to this report.

(b) Engagement of New Independent Registered Public Accounting Firm.

As disclosed above, on April 23, 2021, the Audit Committee of the Board of Directors of the Company approved the engagement of BDO as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2021, effective April 29, 2021.

During the fiscal years ended December 31, 2020 and 2019 and through April 29, 2021, neither the Company, nor anyone on its behalf, consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by BDO that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from WithumSmith+Brown, PC, dated April 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM Technologies, Inc.

Dated: April 29, 2021	By:	/s/ Luvleen Sidhu
Luvleen Sidhu
Chief Executive Officer

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